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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Cablevision Systems Corporation

     We consent to the incorporation by reference of our reports dated March 20, 1998, on (i) the consolidated balance sheet of Cablevision Systems Corporation and subsidiary as of December 31, 1997, and (ii) the consolidated balance sheets of CSC Holdings, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' deficiency and cash flows for each of the years in the three-year period ended December 31, 1997, which reports appear in the combined 1997 Form 10-K of Cablevision Systems Corporation and CSC Holdings, Inc. which is incorporated by reference in the Proxy Statement/Prospectus of Clearview Cinema Group, Inc. and the Registration Statement on Form S-4, of Cablevision Systems Corporation, and to the references to our firm under the headings "EXPERTS" and "SELECTED HISTORICAL FINANCIAL DATA" in the Proxy Statement/Prospectus and the Registration Statement.

                                          /s/  KPMG PEAT MARWICK LLP

Melville, New York
October 27, 1998